                                                                     EXHIBIT 4.3



                                MCGRATH RENTCORP

                    CONFORMED COPY OF NOTE PURCHASE AGREEMENT

                                       Re:

                $40,000,000 6.44% Senior Notes due July 15, 2005

--------------------------------------------------------------------------------

        Separate and several Note Purchase Agreements each dated as of July 1, 1998, in the form attached hereto, were entered into between McGrath RentCorp and each of the institutions listed below. Each of said Note Purchase Agreements was executed on behalf of McGrath RentCorp by Delight Saxton, Chief Financial Officer. The separate and several Note Purchase Agreements were addressed to each of the institutions as shown on Schedule A attached to said Note Purchase Agreements and were accepted by the officers of the respective institutions as shown below:

        CONNECTICUT GENERAL LIFE INSURANCE COMPANY

        By:    CIGNA Investments, Inc.

        By:    /s/    Denise T. Duffee
                      Managing Director

        CONNECTICUT GENERAL LIFE INSURANCE COMPANY, ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS

        By:    CIGNA Investments, Inc.

        By:    /s/    Denise T. Duffee
                      Managing Director

        ALLSTATE INSURANCE COMPANY

        By     /s/    Ronald C. Mendel

        By     /s/    Patricia W. Wilson
                      Authorized Signatories

        ALLSTATE LIFE INSURANCE COMPANY

        By     /s/    Ronald C. Mendel

        By     /s/    Patricia W. Wilson
                      Authorized Signatories

        NATIONWIDE LIFE INSURANCE
         COMPANY

        By:    /s/    Mark W. Poeppelman
                      Investment Officer

================================================================================

                                MCGRATH RENTCORP


                                   $40,000,000


                      6.44% Senior Notes due July 15, 2005


                                 --------------


                             NOTE PURCHASE AGREEMENT

                                 --------------


                            DATED AS OF JULY 1, 1998




================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)



SECTION                                     HEADING                                                     PAGE
-------                                     -------                                                     ----
SECTION 1.            AUTHORIZATION OF NOTES..............................................................1

SECTION 2.            SALE AND PURCHASE OF NOTES..........................................................1

SECTION 3.            CLOSING.............................................................................2

SECTION 4.            CONDITIONS TO CLOSING...............................................................2

      Section 4.1.        Representations and Warranties..................................................2
      Section 4.2.        Performance; No Default.........................................................2
      Section 4.3.        Compliance Certificates.........................................................2
      Section 4.4.        Opinions of Counsel.............................................................3
      Section 4.5.        Purchase Permitted By Applicable Law, Etc.......................................3
      Section 4.6.        Sale of Other Notes.............................................................3
      Section 4.7.        Payment of Special Counsel Fees.................................................3
      Section 4.8.        Private Placement Number........................................................4
      Section 4.9.        Changes in Corporate Structure..................................................4
      Section 4.10.       Funding Instructions............................................................4
      Section 4.11.       Proceedings and Documents.......................................................4

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................4

      Section 5.1.        Organization; Power and Authority...............................................4
      Section 5.2.        Authorization, Etc..............................................................4
      Section 5.3.        Disclosure......................................................................5
      Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates................5
      Section 5.5.        Financial Statements............................................................6
      Section 5.6.        Compliance with Laws, Other Instruments, Etc....................................6
      Section 5.7.        Governmental Authorizations, Etc................................................6
      Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders.......................6
      Section 5.9.        Taxes...........................................................................7
      Section 5.10.       Title to Property; Leases.......................................................7
      Section 5.11.       Licenses, Permits, Etc..........................................................7
      Section 5.12.       Compliance with ERISA...........................................................8

SECTION                                     HEADING                                                     PAGE
-------                                     -------                                                     ----
      Section 5.13.       Private Offering by the Company.................................................8
      Section 5.14.       Use of Proceeds; Margin Regulations.............................................8
      Section 5.15.       Existing Indebtedness; Future Liens.............................................9
      Section 5.16.       Foreign Assets Control Regulations, Etc.........................................9
      Section 5.17.       Status under Certain Statutes...................................................9
      Section 5.18.       Notes Rank Pari Passu...........................................................9
      Section 5.19.       Environmental Matters...........................................................9

SECTION 6.            REPRESENTATIONS OF THE PURCHASER...................................................10

      Section 6.1.        Purchase for Investment........................................................10
      Section 6.2.        Source of Funds................................................................10

SECTION 7.            INFORMATION AS TO THE COMPANY......................................................12

      Section 7.1.        Financial and Business Information.............................................12
      Section 7.2.        Officer's Certificate..........................................................14
      Section 7.3.        Inspection.....................................................................15

SECTION 8.            PREPAYMENT OF THE NOTES............................................................15

      Section 8.1.        Required Prepayments...........................................................15
      Section 8.2.        Optional Prepayments with Make-Whole Amount....................................16
      Section 8.3.        Allocation of Partial Prepayments..............................................16
      Section 8.4.        Maturity; Surrender, Etc.......................................................16
      Section 8.5.        Purchase of Notes..............................................................16
      Section 8.6.        Make-Whole Amount..............................................................17

SECTION 9.            AFFIRMATIVE COVENANTS..............................................................18

      Section 9.1.        Compliance with Law............................................................18
      Section 9.2.        Insurance......................................................................18
      Section 9.3.        Maintenance of Properties......................................................19
      Section 9.4.        Payment of Taxes and Claims....................................................19
      Section 9.5.        Corporate Existence, Etc.......................................................19
      Section 9.6.        Notes to Rank Pari Passu.......................................................19

SECTION 10.           NEGATIVE COVENANTS.................................................................19

      Section 10.1.       Nature of Business.............................................................20
      Section 10.2.       Consolidated Net Worth.........................................................20
      Section 10.3.       Fixed Charges Ratios...........................................................20
      Section 10.4.       Maintenance of Indebtedness....................................................20
      Section 10.5.       Limitations on Indebtedness of the Company Secured by Liens and
                          Subsidiary Indebtedness........................................................20
      Section 10.6.       Liens..........................................................................21

SECTION                                     HEADING                                                     PAGE
-------                                     -------                                                     ----
      Section 10.7.       Mergers, Consolidations, Etc...................................................23
      Section 10.8.       Sale of Assets, Etc............................................................24
      Section 10.9.       Disposal of Ownership of a Restricted Subsidiary...............................24
      Section 10.10.      Transactions with Affiliates...................................................25


SECTION 11.           EVENTS OF DEFAULT..................................................................25


SECTION 12.           REMEDIES ON DEFAULT, ETC...........................................................27

      Section 12.1.       Acceleration...................................................................27
      Section 12.2.       Other Remedies.................................................................28
      Section 12.3.       Rescission.....................................................................28
      Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc..............................28

SECTION 13.           REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................................29

      Section 13.1.       Registration of Notes..........................................................29
      Section 13.2.       Transfer and Exchange of Notes.................................................29
      Section 13.3.       Replacement of Notes...........................................................30

SECTION 14.           PAYMENTS ON NOTES..................................................................31

      Section 14.1.       Place of Payment...............................................................31
      Section 14.2.       Home Office Payment............................................................31

SECTION 15.           EXPENSES, ETC......................................................................31

      Section 15.1.       Transaction Expenses...........................................................31
      Section 15.2.       Survival.......................................................................32

SECTION 16.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.......................32


SECTION 17.           AMENDMENT AND WAIVER...............................................................32

      Section 17.1.       Requirements...................................................................32
      Section 17.2.       Solicitation of Holders of Notes...............................................33
      Section 17.3.       Binding Effect, Etc............................................................33
      Section 17.4.       Notes Held by Company, Etc.....................................................33

SECTION 18.           NOTICES............................................................................33


SECTION 19.           REPRODUCTION OF DOCUMENTS..........................................................34

SECTION                                     HEADING                                                     PAGE
-------                                     -------                                                     ----
SECTION 20.           CONFIDENTIAL INFORMATION...........................................................34


SECTION 21.           SUBSTITUTION OF PURCHASER..........................................................35


SECTION 22.           MISCELLANEOUS......................................................................36

      Section 22.1.       Successors and Assigns.........................................................36
      Section 22.2.       Payments due on Non-Business Days..............................................36
      Section 22.3.       Severability...................................................................36
      Section 22.4.       Construction...................................................................36
      Section 22.5.       Counterparts...................................................................36
      Section 22.6.       Governing Law..................................................................36


Signature................................................................................................37

SCHEDULE A            --   Information Relating to Purchasers

SCHEDULE B            --   Defined Terms

SCHEDULE 4.9          --   Changes in Corporate Structure

SCHEDULE 5.3          --   Disclosure Materials

SCHEDULE 5.4          --   Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5          --   Financial Statements

SCHEDULE 5.8          --   Certain Litigation

SCHEDULE 5.11         --   Patents, Etc.

SCHEDULE 5.14         --   Use of Proceeds

SCHEDULE 5.15         --   Existing Indebtedness

EXHIBIT 1             --   Form of 6.44% Senior Note due July 15, 2005

EXHIBIT 4.4(a)        --   Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)        --   Form of Opinion of Special Counsel for the Purchasers

                                MCGRATH RENTCORP
                              5700 LAS POSITAS ROAD
                           LIVERMORE, CALIFORNIA 94550

                      6.44% Senior Notes due July 15, 2005

                                                                     Dated as of
                                                                    July 1, 1998

TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

        MCGRATH RENTCORP, a California corporation (the "Company"), agrees with you as follows:


SECTION 1. AUTHORIZATION OF NOTES.

        The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 6.44% Senior Notes due July 15, 2005 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to
SECTION 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in EXHIBIT 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.



SECTION 2. SALE AND PURCHASE OF NOTES.

        Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into other separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3. CLOSING.

        The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe St., Chicago, IL, at 10:00 a.m. Chicago time, at a closing (the "Closing") on July 31, 1998 or on such other Business Day thereafter on or prior to August 7, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 001-2016481 at Union Bank of California, San Francisco, CA 94104, Routing #1220-0049-6. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.


SECTION 4. CONDITIONS TO CLOSING.

        Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:


      Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.


      Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTION 10 hereof had such SECTION applied since such date.


      Section 4.3. Compliance Certificates.

        (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.9 have been fulfilled.

        (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

        (c) ERISA Certificate. If you shall have made the disclosures referred to in SECTION 6.2(c), (d) or (f), you shall have received the certificate from the Company described in the penultimate paragraph of SECTION 6.2 and such certificate shall state that (1) the Company is neither a "party in interest" nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to SECTION 6.2(c) or (f) or (2) with respect to any plan identified pursuant to SECTION 6.2(d), neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of the assets of any plan identified in writing pursuant to SECTION 6.2(d) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

        Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Coblentz, Patch, Duffy & Bass, LLP, counsel for the Company covering the matters set forth in EXHIBIT 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

        Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

        Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

        Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

        Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

        Section 4.9. Changes in Corporate Structure. Except as specified in
SCHEDULE 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

        Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

        Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.



SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to you that:

        Section 5.1.Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

        Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 5.3. Disclosure. The Company, through its agent, BancAmerica Robertson Stephens, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated June 1998 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in SCHEDULE 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in SCHEDULE 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in SCHEDULE 5.5, since December 31, 1997 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.


        Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Restricted Subsidiaries, (3) of the Company's Affiliates, other than Subsidiaries, and (4) of the Company's directors and senior officers.

        (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

        (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the Other Agreements, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

        Section 5.5. Financial Statements. The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed on
SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Other Agreements and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

        Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements or the Notes.

        Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service through 1990 and paid for all fiscal years up to and including the fiscal year ended December 31, 1997.

        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        Section 5.11. Licenses, Permits, Etc. Except as disclosed in SCHEDULE 5.11,

        (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

        (b) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

        (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

        Section 5.12. Compliance with ERISA. (a) The Company does not maintain, contribute to or have any liability or contingent liability with respect to any "pension plan" or "multiemployer plan" as defined in ERISA, which is subject to Title IV of ERISA. (b) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate pursuant to Title I of ERISA or to such penalty or excise tax provisions, other than such liabilities or Liens as would not be individually or in the aggregate Material.

        (c) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

        (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(d) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

        Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 42 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own any margin stock and the Company does not have any present intention that margin stock will constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 10.3.

        Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other senior unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, all senior unsecured Indebtedness of the Company described in SCHEDULE 5.15 hereto.

        Section 5.19. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

               (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

               (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


SECTION 6. REPRESENTATIONS OF THE PURCHASER.

        Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

        Section 6.2.Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

               (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

               (b) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

               (c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
        (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

               (e)  the Source is a governmental plan; or

               (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

               (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (c),
(d) or (f) above, the Company shall deliver on the date of Closing or on the date of transfer, as applicable, a certificate, which shall state whether (i) it is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (c) or (f) above, or (ii) with respect to any plan, identified pursuant to paragraph (d) above, it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (d) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

        As used in this SECTION 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


SECTION 7. INFORMATION AS TO THE COMPANY.

        Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                        (1) a consolidated balance sheet of the Company and its
                Restricted Subsidiaries as at the end of such quarter, and

                        (2) consolidated statements of income, changes in
                shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                        (1) a consolidated balance sheet of the Company and its
                Restricted Subsidiaries, as at the end of such year, and

                        (2) consolidated statements of income, changes in
                shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                (i) an opinion thereon of independent certified
                        public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                (ii) a certificate of such accountants stating
                        that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

                (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any

        Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                        (1) with respect to any Plan, any reportable event, as
                defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                        (2) the taking by the PBGC of steps to institute, or the
                threatening by the PBGC of the institution of, proceedings under
                Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                        (3) any event, transaction or condition that could
                result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                (g) Notices Regarding Litigation -- promptly, and in any event within five days of a Responsible Officer becoming aware of the existence of any threatened or pending litigation which may have a Material Adverse Effect, a written notice describing such litigation; and

                (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes.

        Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.2 through SECTION 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such SECTION, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such SECTIONS, and the calculation of the amount, ratio or percentage then in existence); and

                (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

        Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the

        Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.


SECTION 8. PREPAYMENT OF THE NOTES.

        Section 8.1. Required Prepayments. In addition to paying the entire outstanding principal amount and interest due on the Notes on the maturity date thereof, the Company agrees that on July 15, 2001 and on each July 15 thereafter to and including July 15, 2004 the Company will prepay $8,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Notes pursuant to SECTION 8.2 or purchase of the Notes permitted by SECTION 8.5 the principal amount of each required prepayment of the Notes becoming due under this SECTION 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

        Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000, in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior

Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

        Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

        Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        Section 8.5. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or the purchase of the Notes pursuant to an offer made in accordance with
SECTION 13.4. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to
        SECTION 12.1, as the context requires.

                "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the applicable "PX" page of the Bloomberg Financial Markets Services Screen (or such other page as may replace the applicable PX page of the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
        (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the average life closest to and greater than the Remaining Average Life and
        (ii) the actively traded U.S. Treasury security with the average life closest to and less than the Remaining Average Life.

                "Remaining Average Life" means, with respect to any Called Principal, the number of whole or partial years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of whole or partial years that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

                "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

        Section 9.1. Compliance with Law. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is, to the best of the Company's knowledge, customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claim for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary; provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis, in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or

(b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        Section 9.5. Corporate Existence, Etc. Subject to SECTION 10.8, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to SECTIONS 10.7, 10.8 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

        Section 9.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.


SECTION 10. NEGATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

        Section 10.1. Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result thereof, (a) the primary nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries, would be substantially different than the rental and sale of modular buildings and electronic test and measurement equipment and (b) the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of the Closing.

        Section 10.2. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $80,000,000, plus
(b) an amount equal to 25% of its Consolidated Net Income for the period from and after June 30, 1998 to and including the date of any determination hereunder (without reduction for losses), less (c) an aggregate amount not to exceed $15,000,000 equal to the amount (including related costs) paid by the Company to repurchase, redeem or retire any shares of its common stock after June 30, 1998.

        Section 10.3. Fixed Charges Ratios. (a) The Company will not at any time permit its Fixed Charges Coverage Ratio to be less than 2.00 to 1.00.

        (b) The Company will not at any time permit its Rolling Fixed Charges Coverage Ratio to be less than 1.50 to 1.00.

        Section 10.4. Maintenance of Indebtedness. The Company will not at any time (a) permit Senior Debt to exceed 275% of Consolidated Net Worth and (b) permit Consolidated Total Debt to exceed 300% of Consolidated Net Worth.

        Section 10.5. Limitations on Indebtedness of the Company Secured by Liens and Subsidiary Indebtedness. (a) The Company will not (x) create, assume or otherwise incur or in any manner become liable in respect of Indebtedness secured by Liens or (y) permit any of its Restricted Subsidiaries to create, assume or otherwise incur or in any manner become liable in respect of any Indebtedness, except:

                (1) Indebtedness of the Company secured by Liens and Indebtedness of any Restricted Subsidiary, in each case, outstanding on the date of the Closing and reflected on SCHEDULE 5.15 hereto;

                (2) additional Indebtedness of the Company secured by Liens permitted by SECTION 10.6(h) or SECTION 10.6(i);

                (3) additional Indebtedness of the Company secured by Liens permitted by SECTION 10.6(j) and Indebtedness of Restricted Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                        (i) no Default or Event of Default shall exist, and

                        (ii) the aggregate amount of all Priority Debt shall not
                exceed 15% of Consolidated Net Worth; and

                (4) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

        (b) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this SECTION 10.5 be deemed to have created, assumed or otherwise incurred at the time it becomes a Restricted Subsidiary all Indebtedness of such Person existing immediately after it becomes a Restricted Subsidiary.

        Section 10.6. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by SECTION 9.4;

                (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, which are incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by SECTION 9.4;

                (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capitalized Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, provided that in each case such Lien or Liens shall not have been incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and provided further that the incurrence of such Lien or Liens does not have a Material Adverse Effect;

                (d) any attachment or judgment Lien, unless the judgment it secures (1) shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay or
        (2) exceeds $2,000,000;

                (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, Materially detract from the value of such property;

                (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness owing to the Company or to a Wholly-owned Restricted Subsidiary;

                (g) Liens existing on the date of the Closing and securing the Indebtedness of the Company and its Restricted Subsidiaries referred to on SCHEDULE 5.15;

                (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of fixed assets acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

                        (1) any such Lien shall extend solely to such fixed
                assets so acquired or constructed,

                        (2) the principal amount of the Indebtedness secured by
                any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of such fixed assets so acquired or constructed and
                (ii) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such fixed assets at the time of such acquisition or construction,

                        (3) any such Lien shall be created contemporaneously
                with, or within 180 days after, the acquisition or construction of such fixed assets, and

                        (4) immediately after the creation of such Lien and
                giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of SECTION 10.5(a)(3) to incur at least $1.00 of additional Priority Debt;

                (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired in connection with such consolidation or merger or such acquisition of property and (3) immediately after giving effect to the acquisition of the property subject to such Lien and giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of SECTION 10.5(a)(3) to incur at least $1.00 of additional Priority Debt; and

               (j) other Liens not otherwise permitted by paragraphs (a) through
        (i), provided that, the Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in SECTION 10.5(a)(3).

        For the purposes of this SECTION 10.6, any Person becoming a Restricted Subsidiary after the date of the Closing shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

        Section 10.7. Mergers, Consolidations, Etc. The Company will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; unless:

                       (a) the successor formed by such consolidation or the
               survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                       (b) if the Company is not the Successor Corporation, (1)
               such corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders) and (2) the Company shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                       (c) immediately after giving effect to such transaction
               no Default or Event of Default would exist.

        No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

        Section 10.8. Sale of Assets, Etc. Except as expressly permitted under
SECTION 10.7 and SECTION 10.9, the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

                (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the immediately preceding 12 consecutive calendar month period would not exceed 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Company.

        If the Net Proceeds Amount for any Transfer constituting an Asset Disposition is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this SECTION 10.8 as of any date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

        Section 10.9. Disposal of Ownership of a Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock, nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                (a) the issue of directors' qualifying shares by any such Restricted Subsidiary;

                (b) any such Transfer of Restricted Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                (c) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and its other Subsidiaries if:

                        (1) such Transfer satisfies the requirements of SECTION
                10.8 hereof,

                        (2) in connection with such Transfer the entire
                Investment (whether represented by stock, Indebtedness, claims or otherwise) of the Company and its other Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than (i) the Company, (ii) another Subsidiary not being simultaneously disposed of, or (iii) an Affiliate, and

                        (3) the Restricted Subsidiary being disposed of has no
                continuing Investment in any other Subsidiary of the Company not being simultaneously disposed of or in the Company.

        Section 10.10. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 10.1 through 10.10; or

                (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 11); or

                (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                (f) (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 before its regular maturity or before its regularly scheduled dates of payment, or (ii) one or more

        Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

                (g) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any obligation, or the performance of any obligation or condition, under (1) any Material lease or Material purchase agreement and the Company or such Restricted Subsidiary shall not then be contesting the validity of such default, in good faith, by appropriate proceedings or (2) any Interest Rate Protection Agreement and, in each such case, the counter-party has provided written notice, if required, of such default and any applicable time for cure has passed without extension; or

                (h) the Company or any Restricted Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

                (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                (j) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                (k) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


SECTION 12. REMEDIES ON DEFAULT, ETC.

        Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of SECTION 11 (other than an Event of Default described in clause (1) of paragraph (h) or described in clause (6) of paragraph (h) by virtue of the fact that such clause encompasses clause (1) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

        (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33-1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

        (c) If any Event of Default described in paragraph (a) or (b) of SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Note's becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.


SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
SECTION 6.2. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 6.2, provided, however, that, such transferee will not be deemed to have chosen the options set forth in SECTION 6.2(c), (d) or (f) unless such transferee shall have made the disclosures referred to therein at least five Business Days prior to its acceptance of such Note and shall have received prior to such acceptance of such Note the certificate provided for in the penultimate paragraph of SECTION 6.2 and such certificate shall contain the statement set forth in either SECTION 4.3(c)(1) or (2), as applicable; and provided, further, that, such transferee will not be deemed to have chosen an option set forth in SECTION 6.2(b) or (e) unless the applicable Class Exemption referred to therein remains in effect at that time or another similar Class Exemption is then available. The Company shall exercise reasonable due diligence as is necessary to respond to any such disclosure, provided that, if the Company shall not respond within five Business Days following receipt of any such disclosure, the Company shall be deemed to have made the statement set forth in either Section 4.3(c)(1) or (2), as applicable.

        Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note

(which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                (b) in the case of mutilation, upon surrender and cancellation thereof,

        the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

        Section 13.4. Right of First Offer. (a) So long as no Default or Event of Default exists, before any holder of the Notes may transfer its Note or Notes to any Person (except for a transfer to an Affiliate of such holder or as part of a portfolio sale), such holder shall offer such Note or Notes for purchase by the Company at a cash price specified by such holder (the "Noteholder Determined Price") as determined in its sole and absolute discretion. Such offer may be accepted, at any time within five Business Days after the date of receipt by the Company of the notice of the offer and the Noteholder Determined Price, by irrevocable written notice of the acceptance of such offer and of the closing date for such purchase, which closing date shall not be more than 5 Business Days after the Company's receipt of such holder's written offer.

        (b) If the Company does not give written notice of acceptance or reject the offer within the five-Business Day provided for in SECTION 13.4(a), the right shall be deemed waived in respect of such offer and, such right shall thereupon terminate and have no further force and effect.

        (c) After the deemed waiver or rejection by the Company of an offer delivered by a holder of the Notes pursuant to SECTION 13.4(a), the Company shall, upon request and within a reasonable period of time after receipt of such request, furnish to such holder a statement certifying any deemed waiver or rejection of such right of first offer, which statement shall be binding on the Company.


SECTION 14. PAYMENTS ON NOTES.

        Section 14.1. Place of Payment. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION
13.2. The Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.


SECTION 15. EXPENSES, ETC.

        Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

        Section 15.2. Survival. The obligations of the Company under this
SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.


SECTION 17. AMENDMENT AND WAIVER.

        Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (3) amend any of SECTIONS 8, 11(a), 11(b), 12, 17 or 20.

        Section 17.2.   Solicitation of Holders of Notes.

        (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.


SECTION 18. NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (1) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

                (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

        Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


SECTION 20. CONFIDENTIAL INFORMATION.

        For the purposes of this SECTION 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, including, without limitation, information delivered to you by the Company's independent public accountants pursuant to SECTION 7.3; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to you under SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (1) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (2) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (3) any other holder of any Note, (4) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (5) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (6) any Federal or state regulatory authority having jurisdiction over you, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to you,
(ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which you are a party or (iv) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.


SECTION 21. SUBSTITUTION OF PURCHASER.

        You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.


SECTION 22. MISCELLANEOUS.

        Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        Section 22.2. Payments due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.



                                    * * * * *

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       MCGRATH RENTCORP




                                       By
                                       Title:

Accepted as of _________, 1998

                                       [VARIATION]




                                       By

                                       Its

                       INFORMATION RELATING TO PURCHASERS

                                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                                      NOTES TO BE PURCHASED
CONNECTICUT GENERAL LIFE INSURANCE COMPANY                              $8,000,000
c/o CIGNA Investments, Inc.                                             $4,000,000
900 Cottage Grove Road                                                  $5,000,000
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division  - S-307
Fax:  860-726-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

        Chase NYC/CTR/
        BNF=CIGNA Private Placements/AC=9009001802
        ABA #021000021
        OBI=[McGrath RentCorp.; Senior Notes; 6.44%; due 2005; 580589 A* 0; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

        CIG & Co.
        c/o CIGNA Investments, Inc.
        Attention:  Securities Processing S-309
        900 Cottage Grove Road
        Hartford, Connecticut  06152-2309

        CIG & Co.
        c/o CIGNA Investments, Inc.
        Attention:  Private Securities - S-307
        Operations Group
        900 Cottage Grove Road
        Hartford, Connecticut  06152-2307
        Fax:  860-726-7203

        with a copy to:

        Chase Manhattan Bank, N.A.
        Private Placement Servicing
        P. O. Box 1508
        Bowling Green Station
        New York, New York  10081
        Attention:  CIGNA Private Placements
        Fax:  212-552-3107/1005

Address for All Other Notices:

        CIG & Co.
        c/o CIGNA Investments, Inc.
        Attention:  Private Securities Division - S-307
        Attention: Richard B. McGauley
        900 Cottage Grove Road
        Hartford, Connecticut  06152-2307
        Fax:  860-726-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.
Taxpayer I.D. Number for CIG & Co.:  13-3574027


                                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                                      NOTES TO BE PURCHASED
CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS                                 $3,000,000
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division  - S-307
Fax:  860-726-7203



Payments

All payments on or in respect of the Notes to be by Federal Funds Wire
        Transfer to:

        Chase NYC/CTR/
        BNF=CIGNA Private Placements/AC=9009001802
        ABA #021000021
        OBI=[McGrath RentCorp.; Senior Notes; 6.44%; due 2005;
        580589 A* 0; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

        CIG & Co.
        c/o CIGNA Investments, Inc.
        Attention:  Securities Processing S-309
        900 Cottage Grove Road
        Hartford, Connecticut  06152-2309

        CIG & Co.
        c/o CIGNA Investments, Inc.
        Attention:  Private Securities - S-307
        Operations Group
        900 Cottage Grove Road
        Hartford, Connecticut  06152-2307
        Fax:  860-726-7203

        with a copy to:

        Chase Manhattan Bank, N.A.
        Private Placement Servicing
        P. O. Box 1508
        Bowling Green Station
        New York, New York  10081
        Attention:  CIGNA Private Placements
        Fax:  212-552-3107/1005

Address for All Other Notices:

        CIG & Co.
        c/o CIGNA Investments, Inc.
        Attention:  Private Securities Division - S-307
        Attention: Richard B. McGauley
        900 Cottage Grove Road
        Hartford, Connecticut  06152-2307
        Fax:  860-726-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.
Taxpayer I.D. Number for CIG & Co.:  13-3574027

                                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                                      NOTES TO BE PURCHASED
ALLSTATE INSURANCE COMPANY                                                      $5,000,000
3075 Sanders Road, STE G3A
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092


Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

        BBK =  Harris Trust and Savings Bank
               ABA #071000288
        BNF =  Allstate Insurance Company
               Collection Account #168-114-7
        ORG =  McGrath RentCorp.
        OBI =  DPP - 580589 A* 0 --
               Payment Due Date (MM/DD/YY) --
               P   ______ (enter "P" and the amount of principal being
                    remitted, for example, P5000000.00) --
               I ________ (enter "I" and the amount of interest being
                    remitted, for example, I225000.00)
Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

        Allstate Insurance Company
        Investment Operations--Private Placements
        3075 Sanders Road, STE G4A
        Northbrook, Illinois  60062-7127
        Telephone:  (847) 402-2769
        Telecopy:  (847) 326-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-0719665

                                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                                      NOTES TO BE PURCHASED
ALLSTATE LIFE INSURANCE COMPANY                                                 $2,500,000
3075 Sanders Road, STE G3A                                                      $2,500,000
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092



Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

        BBK =     Harris Trust and Savings Bank
                  ABA #071000288
        BNF =     Allstate Life Insurance Company
                  Collection Account #168-117-0
        ORG =     McGrath RentCorp.
        OBI =     DPP - 580589 A* 0 --
                  Payment Due Date (MM/DD/YY) --
                  P   ______ (enter "P" and the amount of principal being
                      remitted, for example, P5000000.00) --
                  I   ______ (enter "I" and the amount of interest being
                      remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

        Allstate Insurance Company
        Investment Operations--Private Placements
        3075 Sanders Road, STE G4A
        Northbrook, Illinois  60062-7127
        Telephone:  (847) 402-2769
        Telecopy:  (847) 326-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

                                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                                      NOTES TO BE PURCHASED
NATIONWIDE LIFE INSURANCE COMPANY                                         $10,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "McGrath RentCorp, 6.44% Senior Notes due 2005, PPN 580589 A* 0, principal, premium or interest") to:

        The Bank of New York
        ABA #021-000-018
        BNF:  IOC566
        F/A/O Nationwide Life Insurance Co. - S/A OH
        Attention:  P&I Department
        Notices
        All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        Nationwide Life Insurance Company
        c/o The Bank of New York
        P. O. Box 19266
        Newark, New Jersey  07195
        Attention:  P&I Department

        With a copy to:

        Nationwide Life Insurance Company
        One Nationwide Plaza (1-32-05)
        Columbus, Ohio  43215-2220
        Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:

        Nationwide Life Insurance Company
        One Nationwide Plaza (1-33-07)
        Columbus, Ohio  43215-2220
        Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                  DEFINED TERMS

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any other Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests and (c) any officer or director of such first Person or any Person fulfilling an equivalent function of an officer or director. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

        "Asset Disposition" means any Transfer except:

                (a) any

                        (1) Transfer from a Restricted Subsidiary to the Company
                or to a Wholly-owned Restricted Subsidiary; and

                        (2) Transfer from the Company to a Wholly-owned
                Restricted Subsidiary.

        so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default would exist;

                (b) any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for rent or sale (which shall include property returned to the Company or a Restricted Subsidiary, as the lessor of such property, at the end of the lease term for such property) or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete;

                (c) any Transfer of lease receivables at face or par value and otherwise on terms consistent with standard industry practice.

        "Business Day" means (a) for the purposes of SECTION 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in San Francisco, California are required or authorized to be closed.

        "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

        "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

        "Closing" is defined in SECTION 3.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Company" means McGrath RentCorp, a California corporation.

        "Confidential Information" is defined in SECTION 20.

        "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Net Income Available for Fixed Charges" for any period means the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period plus (c) Fixed Charges of the Company and its Restricted Subsidiaries during such period.

        "Consolidated Net Worth" means, as of the date of any determination thereof,

                (a) the sum of (1) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

                (b) to the extent included in clause (a) above, all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

                (c) the book value of all Restricted Investments of the Company and its Restricted Subsidiaries acquired after the date of the Closing in excess of an amount equal to 10% of the amount determined pursuant to clauses (a) and (b) of this definition.

        "Consolidated Total Assets" means, as of the date of any determination thereof, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Restricted Subsidiaries.

        "Consolidated Total Debt" means, as of the date of any determination thereof, the total of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

        "Debt Prepayment Application" means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate).

        "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Default Rate" means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its "reference" rate.

        "Disposition Value" means, as of any date of determination, with respect to any property

                (a) in the case of property that does not constitute Subsidiary Stock, the Fair Market Value thereof, valued at the time of such disposition in good faith by the Company, and

                (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.

        "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

        "Event of Default" is defined in SECTION 11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date of determination and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

        "Fixed Charges" for any period means on a consolidated basis the sum of
(a) all Rentals (other than Rentals on Capitalized Leases, but including all rents paid under any so-called "percentage leases") payable during such period by the Company and its Restricted Subsidiaries, and (b) all Interest Expense on all Indebtedness of the Company and its Restricted Subsidiaries.

        "Fixed Charges Coverage Ratio" means, as of the date of any determination, the ratio of (a) Consolidated Net Income Available for Fixed Charges for a period consisting of any four of the immediately preceding five consecutive fiscal quarters of the Company (selected by the Company) ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Governmental Authority" means

                (a) the government of

                        (1) the United States of America or any State or other
                political subdivision thereof, or

                        (2) any jurisdiction in which the Company or any
                Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

        In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, (i) the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor and (ii) the Indebtedness and the Guaranty thereof, if any, shall in the aggregate be deemed to be Indebtedness equal to the principal amount of such Indebtedness.

        "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to SECTION 13.1.

        "Indebtedness" of any Person means and includes (without duplication, and, in the case of a determination of consolidated Indebtedness of such Person, after eliminating offsetting debits and credits between such Person and its subsidiaries, and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its subsidiaries in accordance with GAAP) all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals under any Capitalized Lease, (e) obligations evidenced by bonds, debentures, notes or similar instruments, (f) obligations upon which interest charges are customarily paid, (g) obligations issued or assumed as the deferred purchase price of property or services, provided, however, that trade payables and payroll expenses incurred in the ordinary course of business shall not be included, (h) Guaranties of obligations of others of the character referred to in this definition and (i) obligations in respect of letters of credit and bankers' acceptances (other than any such obligations in respect of undrawn amounts under letters of credit related to trade payables).

        "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Restricted Subsidiaries (including imputed interest on Capitalized Leases) deducted in determining

Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

        "Interest Rate Protection Agreement" means any agreement, device or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, without limitation, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, dollar protection agreements, interest rate cap agreements, interest rate collar agreements, forward rate currency or interest rate options, puts or warrants.

        "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        "Make-Whole Amount" is defined in SECTION 8.6.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Restricted Subsidiaries taken as a whole, or
(b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

        "Memorandum" is defined in SECTION 5.3.

        "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

        "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

                (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

                (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

        "Noteholder Determined Price" is defined in SECTION 13.4(A).

        "Notes" is defined in SECTION 1.

        "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

        "Other Agreements" is defined in SECTION 2.

        "Other Purchasers" is defined in SECTION 2.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        "Priority Debt" means the aggregate amount of all (a) Indebtedness of the Company secured by Liens permitted by SECTION 10.6(J) and (b) Indebtedness of Restricted Subsidiaries

(other than Indebtedness incurred pursuant to SECTION 10.5(A)(4)) incurred after the date of the Closing.

        "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "Property Reinvestment Application" means, with respect to any Transfer of property constituting an Asset Disposition, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the principal business of such Person.

        "PTE" is defined in SECTION 6.2(A).

        "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

        "Rejection Date" is defined in SECTION 13.4(B).

        "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

        "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

        "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

        "Restricted Investments" means all Investments, other than:

                (a) Investments in property or assets to be used in the ordinary course of the business of the Company and its Restricted Subsidiaries;

                (b) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

                (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

                (d) Investments in readily-marketable obligations of indebtedness of any State of the United States of America or any municipality organized under the laws of any State of the United States of America or any political subdivision thereof which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded one of the two highest ratings by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard which in any such case mature no later than three years after the date of acquisition thereof;

                (e) Investments in certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States of America or any State thereof, having capital, surplus and undivided profits aggregating at least $250,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, accorded one of the two highest ratings by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard;

                (f) Investments in commercial paper of corporations organized under the laws of the United States of America or any State thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded one of the highest ratings by Standard & Poor's Services, a division of The McGraw Hill Companies, Inc., by Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

                (g) Investments in any money market instrument programs which are classified as a current asset in accordance with GAAP, which money market instrument programs are administered by a bank or trust company that meets the criteria set forth in clause (e) above;

                (h) Investments of the Company existing as of the date of the Closing and described on SCHEDULE 10.11 hereto; and

               (i) Investments of the Company not described in the foregoing clauses (a) through (h); provided that the aggregate amount of all such Investments shall not at any time exceed 10% of the aggregate amount described in clauses (a) and (b) of the definition of "Consolidated Net Worth."

        In valuing any Investments for the purpose of applying the limitations set forth in the definition of "Consolidated Net Worth," Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

        "Restricted Subsidiary" means (a) any Subsidiary (1) which is organized under the laws of the United States or any State thereof; (2) which conducts substantially all of its business and has substantially all of its assets within the United States; (3) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company and (4) which has been designated a "Restricted Subsidiary" by the Company on SCHEDULE
5.4 hereto or is designated a "Restricted Subsidiary" by resolution of the Board of Directors of the Company, a copy of such resolution having been delivered to the holders; and (b) Enviroplex, a California corporation.

        "Restricted Subsidiary Stock" shall mean the Subsidiary Stock of any Restricted Subsidiary.

        "Rolling Fixed Charges Coverage Ratio" means, as of the date of any determination, the ratio of (a) Consolidated Net Income Available for Fixed Charges for a period consisting of the immediately preceding four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Senior Debt" means all Consolidated Total Debt, other than Subordinated Debt.

        "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

        "Source" is defined in SECTION 6.2.

        "Subordinated Debt" means all Indebtedness of the Company (a) identified as Subordinated Debt on SCHEDULE 5.15 or (b) (1) which has a weighted average life to maturity greater than the weighted average life to maturity of the Notes and (2) for which the right of payment or security is subordinated in respect to Indebtedness evidenced by the Notes.

        "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of



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its Subsidiaries owns sufficient equity or voting interests to enable it or them
(as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "Subsidiary Stock" means, with respect to any Person, the stock (or any options) or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

        "Successor Corporation" is defined in SECTION 10.7.

        "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

        "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

        "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        "Wholly-owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary (100%) of all the equity interests (except directors' qualifying shares) and voting interests of which are owned by anyone or more of the Company and the Company's other Wholly-owned Restricted Subsidiaries at such time.

        "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.



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